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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the inclusion in the Current Report on Form 8-K/A of ChoicePoint Inc. dated January 11, 1999 of our report dated March 17, 1998 relating to the consolidated financial statements of Customer Development Corporation and its Affiliated Companies.


/s/ PricewaterhouseCoopers LLP
------------------------------

Peoria, IL
January 11, 1999